Cane O'Neill Taylor, LLC

Michael A. Cane*          Stephen F.X. O'Neill++     Gary R. Henrie**
Michael H. Taylor+        Preston R.Brewer***        Christine S. Beaman

Telephone:  (702) 312-6255
Facsimile:  (702) 944-7100
E-mail:     telelaw@msn.com
            ---------------

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, NV  89102




September 24, 2002

Link2 Technologies, Inc.
3235 W. 4th Ave., Suite 101
Vancouver,  BC  V6K  1R8

Re:     Link2 Technologies, Inc.,  Registration  Statement  on  Form SB-2

Ladies  and  Gentlemen:

We have acted as counsel for Link2 Technologies, Inc., a Nevada corporation
(the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 9,077,500 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated Sept. 23, 2002 and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very  truly  yours,

CANE  AND  COMPANY,  LLC
/s/ Cane and Company, LLC


        *Licensed in Nevada, California, Washington and Hawaii State Bars
                    ** Utah Bar only; *** California Bar only
  +British Columbia and Nevada Bars; ++British Columbia and Washington Bar only

Link2 Technologies, Inc.
September 24, 2002
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC
/s/ Cane and Company, LLC